Exhibit 10.5

NORTH FORK BANK                 Date: September 27, 2004
       275 Broad Hollow Rd      Borrower(s):  ROBOCOM SYSTEMS INTERNATIONAL INC.
  Melville, New York 11747      Guarantor(s): HERBERT GOLDMAN

                       PERSONAL GUARANTY OF ALL LIABILITY

In this Guaranty the words, I, me, my and mine mean each and all of us who signed it and our successors and assigns. The words you and yours mean NORTH FORK BANK, and its successors, subsidiaries, endorsees and assigns.

GUARANTY: I hereby guaranty to you the prompt and unconditional payment of claims of every nature you have against

                       ROBOCOM SYSTEMS INTERNATIONAL INC.

(each and all of whom are called "Borrower") and every obligation and liability of Borrower to you, which will be called "Obligations." Obligations means all items described below.

OBLIGATIONS: Obligations means all amounts due to you of any nature, whether they already exist, are incurred at this time, or are incurred in the future, whether they are direct or indirect, whether they are absolute or contingent, whether they are secured or unsecured, whether they are matured or unmatured, whether they were incurred by the Borrower alone or jointly and/or severally with others, whether they were originally contracted with you and /or other(s) and now or later owing to you, whether or not they are represented by purchase or repurchase agreements. Obligations include, but are not limited to, all sums just described, late charges, disbursements, legal fees, and any amount still due after you take any existing collateral.

CONSIDERATION: I give this Guaranty to you in return for your doing and having done the following for Borrower: making loans, advances, extensions, renewal, acquiring notes and security documents and extending and other financial accommodation.

LIEN FOR LIABILITY OF GUARANTOR: I give to you a continuing lien for the amount of all of my obligations and liabilities to you upon any and all of my property including deposits and credits now or later held by you. My obligations and liabilities to you, which will be called "Liabilities", mean all amount due to you from me of any nature, including but not limited to amounts due under this Guaranty whether they already exist, are incurred at this time, or are incurred in the future, whether they are direct or indirect, whether they are absolute or contingent, whether they are secured or unsecured, whether they are matured or unmatured, whether they were incurred by me alone or jointly or severally with others or whether they were originally contracted with you and/or others and are now or later owing to you. Property held by you means all property which is in your possession, whether held now or coming into your possession latter, or whether received by you for safekeeping, custody, pledge, transmission, collection or otherwise. I authorize you to apply any such property, deposits or credits at any time without notice to my Liabilities to you, regardless of whether security is held for such Liabilities. All property held by you is called "Collateral Security".

BANK'S RIGHTS WITH RESPECT TO COLLATERAL SECURITY: You may do any of the following without notice to me and I will continue to be fully liable under this Guaranty which will remain in full force and effect:

(a) Renew, extend, modify, accelerate, compromise or release any of the obligations or liabilities of Borrower or any co-guarantor or any other party for or on any of the Obligations, Liabilities or Collateral Security in whole or in part at any time or times;

(b) Exchange, sell, surrender, substitute, liquidate or release any or all collateral or liens for any Obligations;

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(c) Exchange, release, substitute or delay or fail to take action with respect to any Collateral Security, including but not limited to collect, demand payment of, protest or give notice of non-payment or comply with legal requirements with respect to establishing or maintaining the validity or priority of liens;

(d) Register in your name or the name of your nominee any stocks, bonds or securities held by you whether or not any default exists. You may exercise without limitation all voting and corporate rights with respect to stocks, bonds and securities whether or not you have registered them in your name and whether or not default exists. These rights include, but are not limited to conversion, exchange and subscription. You may file a proof of claim for the full amount of any collateral security and rate the claim as you deem proper. Your liability shall be only to account for property actually received by you. You shall have no duty to exercise any of these rights and will not be responsible for any failure to do so or delay in so doing;

(e) Sell all or any part of the Collateral Security deposited, pledged or held by you for the Liabilities whether the Liabilities are absolute or contingent or matured or unmatured whenever in your absolute and unrestricted discretion you consider such sale necessary for your protection. You may sell in the manner described below without notice or demand to me of any kind, including but not limited to demands for additional Collateral Security or payment on account and Notice of Sale or intention to sell. If you do give such Notice or Demand at any time or times, this will not be considered a waiver of your right to sell without Notice or Demand or of your right to accelerate the maturity of the Liabilities.

DEFAULT AND ACCELERATION: My Liabilities shall become immediately due and payable notwithstanding any inconsistent provision in any other document upon the happening of any of the following:

(a) My failure to perform any agreement contained in this Guaranty or any other agreement delivered by me to you. Your determination of the occurrence of any failure shall be binding on me;

(b) Default in the prompt payment of any amount due upon any Obligation, Liability, or Collateral Security;

(c) My death or the death of any co-guarantor or Borrower, if individuals, or my dissolution or a change in my composition, if a partnership, or a dissolution, merger or consolidation, if a corporation, or my inability to manage my affairs or the appointment of a representative of any kind for me or my property;

(d) My seeking relief under any State or Federal Law affording relief to debtors, including, but not limited to, Title 11 of the United States Code and the New York State Debtor and Creditor Law, or the seeking of any such relief by creditors against me;

(e) My making a bulk transfer of my property or liquidation my business;

(f) My failure to supply financial information upon request or to permit examination of my books and records upon request or to supply any document requested by you in connection with this Guaranty;

(g) Any representation made by me to you is false in any material respect;

(h) My failure to pay or withhold any tax(es) when due;

(i) The entry of any judgment or order of attachment against me or any of my property;

(j) The occurrence of any other event or a material adverse change in my financial affairs or condition which causes you to deem yourself insecure;

(k) Granting a security interest in any of my property;

(l) My failure to comply with Regulation U of the Federal Reserve Board as now existing or as amended;

(m) The occurrence of any of the above events with respect to any Guarantor, the Borrower or any party to the Obligations, Liabilities or Collateral Security.

All of the above shall be "events of default".

REMEDIES IN EVENT OF DEFAULT: If an event of default occurs, you may do any or all of the following without notice or demand in addition to declaring my Liabilities immediately due:

(a) Collect, receive and realize upon the Collateral Security by any means you deem advisable, including but not limited to, public or private sales;

(b) Apply the net proceeds realized from Collateral Security to the payment in whole or in part of any of my Liabilities you choose. I will remain liable for any deficiency remaining after the application. "Net proceeds"

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means the net amount realized after payment of all costs, disbursements and expenses incurred with respect to the Collateral Security including reasonable attorney's fee due to you;

(c) Exercise all rights and remedies of a secured creditor under the Uniform Commercial Code;

WAIVER OF NOTICE: I waive notice of the following:

(a) Acceptance of this Guaranty and of the creation, renewal, extension of accrual of any Obligation. All Obligations shall conclusively be presumed to have been created and all transactions between Borrower and you shall conclusively be presumed to have occurred in reliance on this Guaranty;

(b) Protest, demand for payment, notice of default and non-payment to any Guarantor or Borrower or any other party responsible for the Obligations or Liabilities.

NATURE OF GUARANTY: This Guaranty is an absolute, continuing and unconditioned guaranty of payment. It is not dependent on any other writing or fact, including but not limited to the validity, regularity or enforceability of any of the Obligations or purported Obligations, the taking or failure to take a security interest in any property, the bankruptcy of Borrower or any other Guarantor, or the termination of any other guaranty. You do not have to take any action against Borrower or any other guarantor or any security for the Obligations before seeking payment from me. I will remain liable hereunder despite the occurrence or non-occurrence of any event which would in the absence of this provision be deemed an equitable or legal discharge of a guarantor. This Guaranty may be terminated by written notice actually delivered to and received by you at your office at 275 Broad Hollow Rd., Melville, New York 11747, but only as to new Obligations of Borrower subsequently incurred. Termination shall be effective upon execution and delivery to me of written receipt for the notice. In the event of termination, I will remain liable for Obligations of Borrower created or arising before termination and all renewals, extensions, refinancings and other Liabilities arising out of same and this Guaranty shall continue in full force and effect with respect to same. All payments made on account of or re-acknowledgment of the Obligations of Borrower, or any other party liable therefore, including but not limited to me, shall be deemed made on my behalf and shall start anew the running of the applicable statute of limitations. The execution and delivery of this Guaranty shall not terminate any other prior guaranties.

MISCELLANEOUS: All notices to or demands on me which you choose to make shall be deemed effective when forwarded by mail, telegraph, telephone, cable radio or otherwise to my last address or telephone number appearing on your books, if not otherwise sooner given, and shall have the same effect as of notice was actually delivered to and received by me in person. All of your rights and remedies under this Guaranty are cumulative; you may exercise them singly or at the same time. I waive the benefit of any homestead or other exemption to the extent permitted by law. This Guaranty shall pass to and may be relied upon and enforced by any of your successors or assignees and anyone who later holds any of the Obligations. The term" Borrower" shall include (a) the Borrower listed above,
(b) all successors and entitles to which substantially all of the business and assets of Borrower have been transferred, (c) in the case of a partnership, any new partnerships created by admission of a new partner(s) or by dissolution by death, resignation or withdrawal and (d) in the case of a corporation, any corporation into or with which Borrower has merged, consolidated, reorganized or absorbed. If you employ an attorney to enforce any of your rights under this Guaranty or to obtain payment under this Guaranty, whether by lawsuit or otherwise, I agree to pay a reasonable attorney fees. I waive trial by jury and the right to interpose counterclaims of all types in any action by you against me, although I may raise these claims in a separate lawsuit. You shall not be deemed to have waived any right or remedy and delay, act, or omission. All waivers by you must be in writing and signed by you and shall relate only to the matters set forth therein. No waiver by you or any occasion shall act as a waiver with respect to any future occasion. This Guaranty contains the understanding between you and me. All changes must be in a signed writing. No executory agreement shall be effective to change or modify or to discharge this Guaranty. If more than one person signs this or any other Guaranty, each is jointly and severally liable; if a partnership, each partner is bound jointly and severally. I am jointly and severally liable with any other guarantor or obligor of the obligation. If any portion of this Guaranty is unenforceable, the remainder shall continue to be valid. This Guaranty shall be construed in accordance with the laws of the State of New York (without regard to its conflicts of laws rules) and I agree that service of process of certified mail, return receipt requested, to my last address appearing on your books will be sufficient to confer personal liability on me.

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RETAIL INSTALLMENT CONTRACT: If this Guaranty covers Obligations including a
Retail Installment Contract as defined by New York State Personal Property Law ss.ss. 313, 420, then the following applies:

Identity of Contract:
________________________________________________________________________________

Time Balance: (Total of Payments) $
________________________________________________________________________________

CLAIMS AND REPAYMENT: If a claim is ever made against you and you repay to any person amounts received by you on account of any Obligation, Liability or Collateral Security, by reason of any judgment, settlement, or other disposition, regardless of whether this Guaranty has been terminated or whether any Obligation has been cancelled, I will be liable to you for all such amounts as if they had never been paid to you. Notwithstanding anything to the contrary in this guaranty, I hereby irrevocably waive all rights I may have at law or equity (including without limit, any law subrogating me to your rights) to seek contribution, indemnification, or any other form of reimbursement from the Borrower, any other guarantor, or any other person now or hereafter primarily or secondarily liable for any obligations of the Borrower to you, for any payment or disbursement made by me under or in connection with this guaranty or otherwise.

IN WITNESS WHEREOF, I have executed this document as of the date indicated above:


                           Signature: /s/ Herbert Goldman
                                      ------------------------------------------

                                      HERBERT GOLDMAN           SS#: ###-##-####

                           Address: 68 BEAUMONT DRIVE, PLAINVIEW, NEW YORK 11803

STATE OF       )

               ) SS.:

COUNTY OF      )

      On this    day of    , 2004, before me, the undersigned, a Notary Public
in and for said State, personally appeared HERBERT GOLDMAN , personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity (ies), and that by his/her/their signature(s) on the instrument, the individual(c), or the person upon behalf of which the individual(s) acted, executed the instrument.


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       Notary Public